November 24, 2008

Dear Member,

The Federal Home Loan Bank of Pittsburgh is pleased to announce the winners of the 2008 Election of Directors for Member Directorships and for Independent Directorships.

MEMBER DIRECTOR ELECTION

Pennsylvania
The individuals who were chosen to fill the two expiring Pennsylvania directorships are:

Robert W. White Chairman, President & CEO	Abington Bank 180 York Road Jenkintown, PA 19046 FHFA ID 584
John S. Milinovich EVP/Treasurer & CFO	Washington Federal Savings Bank 190 N. Main Street Washington, PA 15301 FHFA ID 3586

The terms of these two member directorships will commence on January 1, 2009 and expire on December 31, 2012.

There were 113 members from Pennsylvania that cast their ballot in this election. The following summary shows the number of votes cast for each nominee:

Nominee	Votes Cast
Robert W. White	2,054,731

John S. Milinovich	2,040,328

Paul E. Reichart	1,858,831

David W. Curtis	1,416,373

Delaware and West Virginia
There were no member director elections held in Delaware and West Virginia.

INDEPENDENT DIRECTOR ELECTION

The FHLBank held a district wide election for two independent directorships that expire this year. The individuals who where chosen to fill the two expiring independent directorships are:

Patrick A. Bond General Partner	Mountaineer Capital, LP 107 Capitol Street Charleston, WV 25301
Brian A. Hudson Executive Director & CEO	Pennsylvania Housing Finance Agency 211 North Front Street Harrisburg, PA 17101

Both Mr. Bond and Mr. Hudson will serve as public interest directors and both represent consumer housing interests. The following summary shows the number of votes cast for each nominee:

Nominee	Votes Cast
Patrick A. Bond	4,067,230

Brian A. Hudson	4,395,870

The terms of these two independent directorships above will commence on January 1, 2009 and expire on December 31, 2012.

Sincerely,

John A. Ott
Senior Attorney and
Assistant Corporate Secretary